Exhibit 99.1

EGPI/FIRECREEK BEGINS NEGOTIATIONS TO REHABILITATE THE

146,000,000 BARREL BURGREVATOVSKOYE OIL FIELD IN UKRAINE

SCOTTSDALE, AZ – (Business Wire) October 27, 2005 --  EGPI Firecreek, Inc. (OTCBB: EFCR - News) announced today that its Chairman, Dennis Alexander and its wholly-owned subsidiary, FIRECREEK PETROLEUM’s President and CEO, John R. “Rick” Taylor and THE SAHARA GROUP Chairman, Dr. Rusbek Bisultanov have agreed to a Memorandum of Understanding with the  operator of the Burgrevatovskoye field, UKRNAFTA.  A FIRECREEK technical team will meet with UKRNAFTA representatives in Kiev, Ukraine in November to begin discussions on budgets, work programs, and a formal operating agreement.

THE SAHARA GROUP, a member of the Energy Independence Committee that was established this year by the Ukraine government, and FIRECREEK PETROLEUM, will be reviewing technical data on 6 additional oil and gas fields offered by the Ukraine government for rehabilitation through the Ukraine Oil company NAFTOGAZ. Per NAFTOGAZ guidelines, FIRECREEK PETROLEUM will negotiate agreements on all fields with the operators that have been established for these fields.

“We are very proud that THE SAHARA GROUP and FIRECREEK PETROLEUM are being asked to play an important role in helping Ukraine reach its goal of Energy Independence,” Chairman Rusbek said.  “We hope to rapidly complete the current negotiations with UKRNAFTA and begin discussions with the other 6 NAFTOGAZ operators as soon as possible.”

FIRECREEK PETROLEUM, as part of Ukraine’s “Energy Independence” initiative, will propose restoring a minimum of 60 wells under a proposed joint operating agreement, as soon as the work programs, budgets and other technical details are discussed with UKRNAFTA.

According to the 2004 Ukraine State oil reserve report, the Burgrevatovskoye field has almost 146,000,000 plus barrels of oil and gas condensate in recoverable reserves with another 11,000,000 plus barrels proved and undeveloped.  There are 49 separate oil and gas reservoirs in the field that were discovered in 1968.  Many of these reservoirs have not been fully developed and may hold significant amounts of oil and gas production.

According to FIRECREEK PETROLEUM  President and CEO “Rick” Taylor, “This is the first of the seven fields Naftogaz asked us to review earlier this year for rehabilitation.  We hope to make a decision on the remaining six shortly.  In the meantime, we will propose, as part of our formal operating agreement, an ambitious program for the Burgrevatovskoye field that we believe may triple production in the next 24 months.  This field, we believe, is where FIRECREEK can increase production quickly, helping Ukraine reach its goal of energy independence.”

“EGPI/FIRECREEK has been working for the past two years to bring a number of different projects in the U.S. and overseas to completion,” commented Chairman Alexander.  “These final steps leading to a formal operating agreement on the Burgrevatovskoye field are taking us to a major milestone as EGPI/FIRECREEK focuses its resources and energy on becoming a major oil and gas operator around the world.”

EGPI Firecreek Inc., through its Firecreek unit, is focused on oil production with an emphasis on acquiring existing oil fields with proven reserves, the rehabilitation of potentially high throughput oilfields, resource properties and inventories on an international basis.

For more information about EGPI Firecreek Inc. go to:

Egpi Firecreek, Inc:

www.egpifirecreek.com

Firecreek Petroleum:

www.firecreek.us

InterOilGas:

www.interoilgas.com

David Christian

http://davidchristian.us/bio.asp

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of EGPI Firecreek Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; and (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond EGPI Firecreek Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in EGPI Firecreek's filings with the Securities and Exchange Commission.

Contact:

     Firecreek Petroleum Inc.

     George "Bud" Faulder, 817-732-5949

     (Shareholder Relations)

     bud@firecreek.us